Earnings Call – Management Prepared Remarks Q2 2022 Momentive | Q2 2022 Exhibit 99.1

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks Zander Lurie, CEO Thank you for joining us. We’re halfway through a year characterized by increasing macroeconomic headwinds: high inflation; currency volatility; and softer demand signals in late June. We can’t control the macro environment. At Momentive we are pursuing several long-term initiatives to expand our market opportunity, increase our value proposition for customers, and drive more operating leverage. While transformations are more challenging in a recessionary environment, I have a lot of confidence we are creating long-term shareholder value. Q2 revenue landed within our guidance range. Sales-assisted customer growth was strong. Our new expansion motion had a record quarter. And we hit the high end of our Q2 non-GAAP operating margin guidance range. We intend to drive more operating leverage in the quarters to come. As illustrated in our full year 2022 guidance, we expect to hit low- to mid- double-digit operating margin in Q4. If you tune into our investor day tomorrow, you’ll hear us lay out a very achievable path to “Rule-of-40+” financial performance, characterized by durable growth in both of our go-to-market channels and significant operating leverage. We have conviction in our plan -- as evidenced by $68 million in share purchases from the end of February through June -- and we look forward to sharing more tomorrow about our product and go-to-market strategies that we believe will help us reach our financial targets. Now, a bit more on our Q2 results. In Q2, sales-assisted revenue increased 30% year-over-year, our fifth consecutive quarter of 30%+ growth, surpassing $175 million in run rate revenue. The bright spots in the quarter were traction of our expansion motion and the continued performance of our efficient high-velocity motion -- both driving more profitable growth. We ended the quarter with approximately 15,700 customers, up 67% year-over-year. We added approximately 2,000 new customers quarter-to-quarter, including Jefferies, SecurID, Sodexo Pass France, Tufts Medical, and Volkswagen Group of America. The high velocity team we established in early 2021 is driving strong overall logo growth. This is a highly efficient, profitable sales motion with a focus on capturing new customer relationships early to facilitate account growth as we deliver value over time. With our sales-assisted revenue base at scale, we are focused on growing customers within our existing base of 345,000+ organizations. We ended the quarter with more than 2,200 customers spending more than $25,000 annually with us. And we now have approximately 900 customers using more than one of our products. Did we experience an impact in sales-assisted from macro headwinds? We did - particularly in new sales - and this became evident late in June. The impact was largest in our insights solutions product line - what we previously called market research. As a reminder, our insights solutions target four primary buyers: investors, marketing professionals, product leaders, and researchers. Financial services firms and marketing professionals began pulling back on spending in late June, most citing budget reductions. As we’ve discussed on prior calls, insights solutions revenue recognition is still largely project-based, so its impact on our top line is more immediate compared to our subscription-based products. But we’re confident this is a macro-related headwind; the value we deliver to our customers is evident in our numbers. Retention and renewal metrics remain healthy, particularly for customers with multi-seat products, and our expansion motion is building momentum. In self-serve, year-over-year revenue growth of 1% was in-line with our expectations. About 36% of our total self- serve revenue is outside of the US. In our Q1 call, we shared our diagnosis of the main issue in self-serve -- a weaker top-of-funnel -- and we outlined the steps we’re taking to reinvigorate growth on the web. Specifically: Generating high-quality user traffic through new content and SEO strategies, focused brand initiatives, and competitive SEM investments to reinvigorate SurveyMonkey traffic.

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks Calibrating our packaging and adding new features like translation imports to maintain conversion and average order value, or AOV. And reducing customer friction by simplifying the buying and onboarding process. We’re executing on all initiatives as planned. We created and tested a renewed branding campaign which will roll out fully in Q3, timed with the bounce back from our seasonal summer lull. We published more than 70 pieces of new SEO content, which is already contributing to health in the channel. We used competitive bidding in SEM to bring down our CPCs. We operationalized several winning experiments that are supporting our healthy conversion, AOV, and engagement metrics. As noted, these top-of-funnel initiatives will take time to impact revenue. But our leading indicators are showing early positive signals in North America -- the geography with our strongest conversion rate -- while retention, AOV, and conversion metrics remain in a healthy range. At the same time, we are facing persistent and worsening macroeconomic headwinds outside of North America, which are challenging to the top- of-funnel. Similar to North America, retention and conversion metrics are also in a healthy range. As we think through the second half of the year, we’re adjusting our revenue outlook to reflect increasing macro and FX headwinds, especially as it relates to new business across both GTM channels. However, we are maintaining our 6-7% non-GAAP operating margin guidance for the year -- which implies low to mid double-digit margin in Q4 -- and believe we can drive meaningful operating leverage to reach “Rule of 40” financial performance. The market is there, our products and teams are in place, and we’re at scale to drive more profitable growth. Before I turn the call over to Justin, I want to discuss the board and management changes we also announced today. First, I’d like to welcome former GoDaddy President and Microsoft alum Lauren Antonoff to our board of directors. I’m confident Lauren will add value out of the gate; given her industry experience and product development background. Her expertise will be particularly valuable during this business model transformation. I also want to thank Serena Williams, who’s been with us since 2017. The entire board and I appreciate Serena’s contributions over the past five years and wish her continued success in her many endeavors. Second, we’re making changes to our go-to-market leadership. Ken Ewell, who joined us as chief customer officer in December of 2020, will now oversee the entire sales-assisted go-to-market strategy, from new sales to renewals, support, and expansion. Given our increased focus on growth through expansion within our existing base, we think the time is right to consolidate our sales-assisted motions under one leader. John Schoenstein, who joined us in 2017 to lead our sales organization, is stepping down. We thank John for helping us move upmarket over the last five years. He will stay on through the end of the quarter to ensure a smooth transition. Third, we announced that Justin Coulombe will be moving on, effective September 30. Justin leaves us after having put the finance machinery in place to support our future success. He strengthened the Finance organization, hired a strong chief accounting officer, and partnered with the board and executive team to build the plan and processes that tie to the operating model targets we’ll share with you tomorrow. We’re putting our CFO search on the fast- track while Justin remains in his role through the end of Q3, and the board and I wish him future success. As we’ll discuss tomorrow, the pace of change continues to accelerate, and there’s a clear need for our powerful, accessible solutions that help business decision-makers succeed when the stakes are high. We believe we are on the path to Rule of 40 financial performance through more profitable growth, driven by expansion within our existing customer base of 345,000-plus organizations. We look forward to sharing more with you on that tomorrow. I’ll now turn the call over to Justin, who will review our Q2 financial results and outlook.

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks Justin Coulombe, CFO Thanks, Zander. Before I review our financial performance, I’d like to thank the Momentive team, board, and investor community. And I’d like to thank Zander for his partnership and leadership. The past three years at Momentive have been an exceptional experience and deciding to move on was not an easy decision. I believe we have the assets, business model, and leadership team in place to drive profitable growth and reach Rule of 40+. I look forward to partnering with our leadership team through the end of Q3 to ensure a seamless transition. I’ll now review our Q2 results and then discuss our outlook. Unless otherwise noted, all comparisons are year-over-year. Q2 total revenue was $120.2 million, an increase of 10% and within our previously issued guidance range. Headwinds from foreign exchange rates were approximately 1%. Revenue from our sales-assisted channel increased 30%, surpassing $175 million run rate revenue, and accounted for 37% of total revenue compared to 31% in the year ago period. We added approximately 2,000 customers and now have 15,700 customers with a sales-assisted relationship. New sales were strong in April and May before running into macro challenges in June. And expansion motion continued building on the momentum we saw in Q1. Productivity per ramped sales rep continued to improve year- over-year. Further, approximately 75% of last twelve-month bookings were from customers with at least one multi- seat product, such as Teams or a Sales-Assisted package. The dollar-based net retention rate of this customer cohort was 110% in Q2. The investment we’ve made to pursue expansion within our massive 345,000+ organizational domain customer base is working, and we’ll provide additional detail on our path forward at tomorrow’s investor day. Revenue from our self-serve channel grew 1% in Q2. Revenue growth reflects the dynamics we’ve described previously. Deferred revenue increased 11% to approximately $219 million. And, remaining performance obligations, or RPO, which is the sum of deferred revenue and backlog, rose 13% to $250 million, partially driven by continued traction winning larger, multi-year customer commitments. As we’ve shared in the past, we signed our largest customer to a multi-year deal in Q2 of 2021. Now that we’ve lapped this milestone, we anticipate RPO growth will track closer to deferred revenue growth over time. Turning to profitability, Non-GAAP gross margin was 83%, improving by approximately 30 basis points from the year- ago period. Non-GAAP operating margin expanded to 2.8% compared to 1.3% in Q2 2021, driven by rigorous expense management – specifically with respect to hiring. On a percentage of revenue basis, all functional operating expense lines improved year-over-year, demonstrating the leverage of our business model. In Q2, we recognized $3.3 million in one-time restructuring benefit, which represents the net effect of exiting a portion of our San Mateo, CA office space, and continuing to re-align our organizational structure to align with our strategy. Net cash provided by operating activities was $3.7 million and free cash flow was $1.3 million. As part of our previously announced $200 million share repurchase program, in Q2 we repurchased $32 million of MNTV stock, representing approximately 2.6 million shares at an average price of $12.51 per share. We ended the quarter with $209 million cash and equivalents on the balance sheet. Turning to our outlook, today, we’re providing full year and Q3 2022 guidance. For Q3, we expect revenue to be in the range of approximately $119.5 to $122.5 million. We expect non-GAAP operating margin to be in the range of approximately 5% to 7% as we begin to demonstrate further operating leverage.

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks For the full year 2022, we expect revenue in the range of approximately $479 to $485 million, which reflects the impact of demand environment change we began to see in late June and increasingly unfavorable foreign exchange rate headwinds. As we’ve noted in the past, revenue from our insights solutions – formerly known as market research -- is recognized on a consumption basis as projects are completed, impacting quarter-to-quarter revenue growth trends. As Zander referenced, we’re seeing transitory softness in new insights solutions deals - several of the buyers we target are heavily impacted by the current macroeconomic headwinds. And we’re seeing usage of existing insights solutions credits slow down as projects are delayed, again, driven by macro headwinds. Both dynamics will impact revenue significantly in Q3 and Q4 and are reflected in our outlook. Further, we’re seeing the same foreign exchange pressure that other companies have noted recently. We’ve updated our foreign exchange assumptions for the year, which generates a headwind in the low single-digit million-dollar range in full year 2022 revenue compared to our prior guidance. We expect the sales-assisted channel’s year-over-year revenue growth rate will be in the high 20s for 2022. Self- serve channel revenue will be roughly flat year-over-year. We continue to expect full-year 2022 non-GAAP operating margin of 6% to 7%, which assumes a consistent gross margin profile and operating leverage acceleration in Q3 and Q4. We expect to exit 2022 with operating margin in the low- to mid- double-digits. And, while we are not providing full 2023 guidance today, we are sharing that we expect to drive at least five points of Non-GAAP operating margin leverage in 2023 versus our operating margin guidance for 2022. We expect full-year 2022 free cash flow in the range of $1 to $7 million, which reflects the top line bookings headwinds noted above. As a reminder, our free cash flow includes the impact of approximately $29 million in one- time transaction-related and restructuring expenses - a portion of which were accrued as expenses in 2021 but will result in cash outflows in 2022. Excluding the $29 million in one-time transaction-related and restructuring expenses, we would expect full-year 2022 free cash flow in the range of $30 to $36 million. Wrapping things up, we’re proud of the progress we made in Q2. The remainder of 2022 will build on the same operating discipline and lay the foundation for durable and profitable growth, coupled with expanding margins. As always, we remain focused on and committed to driving value for shareholders. We look forward to updating you further at tomorrow’s investor day, where we’ll outline our operating model targets, including our path to low/mid- 20%’s Non-GAAP operating margin, mid/high-20%’s unlevered free cash flow margin, and Rule of 40+. Thank you. We’ll now take your questions.

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks MOMENTIVE GLOBAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands) June 30, 2022 December 31, 2021 Assets Current assets: Cash and cash equivalents $209,447 $305,525 Accounts receivable, net 33,140 32,489 Deferred commissions, current 9,173 7,945 Prepaid expenses and other current assets 15,380 11,363 Total current assets 267,140 357,322 Property and equipment, net 2,090 5,442 Operating lease right-of-use assets 35,020 52,232 Capitalized internal-use software, net 29,101 28,158 Acquisition intangible assets, net 6,583 10,773 Goodwill 458,596 463,736 Deferred commissions, non-current 14,717 13,200 Other assets 8,271 9,061 Total assets $821,518 $939,924 Liabilities and stockholders’ equity Current liabilities: Accounts payable $9,949 $7,204 Accrued expenses and other current liabilities 24,129 30,725 Accrued compensation 44,889 45,873 Deferred revenue, current 218,379 200,658 Operating lease liabilities, current 8,157 9,587 Debt, current 1,900 1,900 Total current liabilities 307,403 295,947 Deferred revenue, non-current 837 1,165 Deferred tax liabilities 6,095 5,701 Debt, non-current 183,866 209,816 Operating lease liabilities, non-current 43,261 66,938 Other non-current liabilities 5,780 5,883 Total liabilities 547,242 585,450 Commitments and contingencies Stockholders’ equity: Preferred stock — — Common stock 1 2 Additional paid-in capital 961,978 971,604 Accumulated other comprehensive income (loss) (4,229) 414 Accumulated deficit (683,474) (617,546) Total stockholders’ equity 274,276 354,474 Total liabilities and stockholders’ equity $821,518 $939,924

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share amounts)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Revenue	$ 120,163	$ 109,392	$ 237,149	$ 211,690
Cost of revenue (1)(2)(3)	22,491	21,688	45,394	42,460
Gross profit	97,672	87,704	191,755	169,230
Operating expenses:				
Research and development (1)(3)	35,630	34,225	72,346	67,208
Sales and marketing (1)(2)(3)	61,298	56,025	120,934	108,061
General and administrative (1)(3)	29,537	24,170	57,454	47,492
Restructuring (1)(2)	(3,323)	—	1,560	—
Total operating expenses	123,142	114,420	252,294	222,761
Loss from operations	(25,470)	(26,716)	(60,539)	(53,531)
Interest expense	2,378	2,304	4,604	4,603
Other non-operating (income) expense, net	63	(119)	(71)	196
Loss before income taxes	(27,911)	(28,901)	(65,072)	(58,330)
Provision for income taxes	640	336	856	554
Net loss	$ (28,551)	$ (29,237)	$ (65,928)	$ (58,884)
Net loss per share, basic and diluted	$ (0.19)	$ (0.20)	$ (0.44)	$ (0.40)
Weighted-average shares used in computing basic and diluted net loss per share	148,646	146,242	149,454	145,467

(1) Includes stock-based compensation, net of amounts capitalized as follows:

(in thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cost of revenue	$ 1,624	$ 1,580	$ 3,033	$ 3,062
Research and development	8,703	10,313	17,347	19,810
Sales and marketing	6,358	6,414	12,423	12,192
General and administrative	8,905	7,266	16,280	14,108
Restructuring	—	—	2,761	—
Stock-based compensation, net of amounts capitalized	$ 25,590	$ 25,573	$ 51,844	$ 49,172

(2) Includes amortization of acquisition intangible assets as follows:

(in thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cost of revenue	$ 492	$ 1,477	$ 1,906	$ 2,967
Sales and marketing	635	1,117	2,087	2,250
Restructuring	135	—	180	—
Amortization of acquisition intangible assets	$ 1,262	$ 2,594	$ 4,173	$ 5,217

(3) Includes acquisition-related costs as follows:

(in thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cost of revenue	$ 320	$ —	$ 638	$ —
Research and development	1,593	—	3,363	—
Sales and marketing	1,411	—	3,090	—
General and administrative	2,076	—	4,809	—
Acquisition-related transaction costs	$ 5,400	$ —	$ 11,900	$ —

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Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks MOMENTIVE GLOBAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) Six Months Ended June 30, (in thousands) 2022 2021 Cash flows from operating activities Net loss $(65,928) $(58,884) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 16,860 21,478 Non-cash leases expense 6,188 6,593 Gain on lease modification (6,370) — Stock-based compensation expense, net of amounts capitalized 51,844 49,172 Deferred income taxes 395 197 Bad debt expense 1,191 590 Impairment of property and equipment 1,411 — Other 844 310 Changes in assets and liabilities: Accounts receivable (2,151) 840 Prepaid expenses and other assets (11,529) (7,530) Accounts payable and accrued liabilities (3,272) 12,691 Accrued compensation (487) (1,052) Deferred revenue 17,350 26,678 Operating lease liabilities (7,596) (7,522) Net cash provided by (used in) operating activities (1,250) 43,561 Cash flows from investing activities Purchases of property and equipment (449) (322) Capitalized internal-use software (4,955) (4,418) Net cash used in investing activities (5,404) (4,740) Cash flows from financing activities Proceeds from stock option exercises 2,827 17,703 Proceeds from employee stock purchase plan 2,751 3,873 Payments to repurchase common stock (68,497) — Repayment of debt (26,100) (1,100) Net cash provided by (used in) financing activities (89,019) 20,476 Effect of exchange rate changes on cash (448) 101 Net increase (decrease) in cash, cash equivalents and restricted cash (96,121) 59,398 Cash, cash equivalents and restricted cash at beginning of period 306,121 224,614 Cash, cash equivalents and restricted cash at end of period $210,000 $284,012 Supplemental cash flow data: Interest paid for term debt $4,210 $4,267 Income taxes paid $664 $618 Non-cash investing and financing transactions: Stock compensation included in capitalized software costs $1,448 $1,136 Lease liabilities arising from obtaining right-of-use assets, net of terminations and modifications $(13,620) $2,676

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended					
(in thousands)	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$ 76,055	$ 75,803	$ 77,389	$ 77,134	$ 75,462	$ 71,112
Sales-assisted revenue	44,108	41,183	39,953	37,620	33,930	31,186
Revenue	$ 120,163	$ 116,986	$ 117,342	$ 114,754	$ 109,392	$ 102,298

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

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Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

(in thousands, except percentages)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
GAAP Loss from operations	$ (25,470)	$ (26,716)	$ (60,539)	$ (53,531)
GAAP Operating margin	*(21)%*	*(24)%*	*(26)%*	*(25)%*
Stock-based compensation, net	25,590	25,573	51,844	49,172
Amortization of acquisition intangible assets	1,262	2,594	4,173	5,217
Acquisition-related transaction costs	5,400	—	11,900	—
Restructuring	(3,458)	—	(1,381)	—
Non-GAAP Income from operations	$ 3,324	$ 1,451	$ 5,997	$ 858
Non-GAAP Operating margin	*3%*	*1%*	*3%*	*—%*

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

(in thousands, except per share amounts)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
GAAP Net Loss	$ (28,551)	$ (29,237)	$ (65,928)	$ (58,884)
GAAP Net Loss per diluted share	$ (0.19)	$ (0.20)	$ (0.44)	$ (0.40)
Weighted-average shares used to compute GAAP net loss per diluted share	148,646	146,242	149,454	145,467
Stock-based compensation, net	25,590	25,573	51,844	49,172
Amortization of acquisition intangible assets	1,262	2,594	4,173	5,217
Acquisition-related transaction costs	5,400	—	11,900	—
Restructuring	(3,458)	—	(1,381)	—
Income tax effect on Non-GAAP adjustments (2)	176	317	395	413
Non-GAAP Net (Loss) Income	$ 419	$ (753)	$ 1,003	$ (4,082)
Non-GAAP Net (Loss) Income per diluted share	$ —	$ (0.01)	$ 0.01	$ (0.03)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	148,811	146,242	150,131	145,467

(1) Please see Appendix A for explanation of non-GAAP measures used.
(2) Due to the full valuation allowance on our US deferred tax assets, there was no tax effects associated with the Non-GAAP adjustment for acquisition-related transaction costs and restructuring costs. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and stock-based compensation, net.

Calculation of Free Cash Flow

(in thousands)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net cash provided by (used in) operating activities	$ 3,650	$ 26,243	$ (1,250)	$ 43,561
Purchases of property and equipment	(8)	(322)	(449)	(322)
Capitalized internal-use software	(2,390)	(2,150)	(4,955)	(4,418)
Free cash flow	$ 1,252	$ 23,771	$ (6,654)	$ 38,821

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Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) [(1)]

Supplemental GAAP and Non-GAAP Information

(in thousands, except percentages)	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
GAAP Gross profit	$ 97,672	$ 87,704	$ 191,755	$ 169,230
GAAP Gross margin	81%	80%	81%	80%
Stock-based compensation, net	1,624	1,580	3,033	3,062
Amortization of acquisition intangible assets	492	1,477	1,906	2,967
Acquisition-related transaction costs	320	—	638	—
Non-GAAP Gross profit	$ 100,108	$ 90,761	$ 197,332	$ 175,259
Non-GAAP Gross margin	83%	83%	83%	83%
GAAP Research and development	$ 35,630	$ 34,225	$ 72,346	$ 67,208
GAAP Research and development margin	30%	31%	31%	32%
Stock-based compensation, net	8,703	10,313	17,347	19,810
Acquisition-related transaction costs	1,593	—	3,363	—
Non-GAAP Research and development	$ 25,334	$ 23,912	$ 51,636	$ 47,398
Non-GAAP Research and development margin	21%	22%	22%	22%
GAAP Sales and marketing	$ 61,298	$ 56,025	$ 120,934	$ 108,061
GAAP Sales and marketing margin	51%	51%	51%	51%
Stock-based compensation, net	6,358	6,414	12,423	12,192
Amortization of acquisition intangible assets	635	1,117	2,087	2,250
Acquisition-related transaction costs	1,411	—	3,090	—
Non-GAAP Sales and marketing	$ 52,894	$ 48,494	$ 103,334	$ 93,619
Non-GAAP Sales and marketing margin	44%	44%	44%	44%
GAAP General and administrative	$ 29,537	$ 24,170	$ 57,454	$ 47,492
GAAP General and administrative margin	25%	22%	24%	22%
Stock-based compensation, net	8,905	7,266	16,280	14,108
Acquisition-related transaction costs	2,076	—	4,809	—
Non-GAAP General and administrative	$ 18,556	$ 16,904	$ 36,365	$ 33,384
Non-GAAP General and administrative margin	15%	15%	15%	16%
GAAP Restructuring	$ (3,323)	$ —	$ 1,560	$ —
GAAP Restructuring margin	(3)%	0%	1%	0%
Stock-based compensation, net	—	—	2,761	—
Amortization of acquisition intangible assets	135	—	180	—
Other restructuring costs	(3,458)	—	(1,381)	—
Non-GAAP Restructuring	$ —	$ —	$ —	$ —
Non-GAAP Restructuring margin	0%	0%	0%	0%

(1) Please see Appendix A for explanation of non-GAAP measures used

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Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks APPENDIX A MOMENTIVE GLOBAL INC. EXPLANATION OF NON-GAAP MEASURES To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below; however, a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability. With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable. Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue. Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, acquisition-related transaction costs, amortization of acquisition intangible assets, restructuring, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding. Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue. Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue. Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue. Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue. We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows: • Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods. • Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions. • Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods. • Restructuring: Restructuring expenses consist of employee severance, lease termination charges and related gains or losses from lease modifications, impairment of certain assets, and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions. For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of these management prepared remarks. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures. Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Safe Harbor Statement “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: These management prepared remarks may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes. The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our

Momentive Global: Q2 2022 Financial Result Call – Management Prepared Remarks ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions. Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in these management prepared remarks and in the attachments is as of August 4, 2022, and we undertake no obligation to update this information.